UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2023

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2023, Aridis Pharmaceuticals, Inc. (the “Company”) received written notice (the “Notice”) from the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that Nasdaq had not received the Company’s Form 10-K for the year ended December 31, 2022 and this serves as an additional basis for delisting the Company’s securities from The Nasdaq Capital Market. Since the Company already has a hearing date of May 4, 2023 before the Hearings Panel for its failure to comply with the $35 million minimum market value of listed securities requirement under Listing Rule 5550(b)(2), the Company has until April 26, 2023 to request a stay of the suspension of the Company’s securities pending a Hearings Panel decision. The Company plans to request a stay of the suspension pending the Hearings Panel decision.

On April 20, 2023, the Company received written notice from Nasdaq that due to the resignation of Craig Gibbs, Ph.D. from the Company’s board and audit committee on March 27, 2023, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605. Pursuant to Nasdaq’s cure period, the Company is required to regain compliance by the earlier of the Company’s next annual shareholders’ meeting or March 27, 2024 or if the next annual shareholders’ meeting is held before September 25, 2023, then the Company must evidence compliance no later than September 25, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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